All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.


                                                                    June 8, 2000

--------------------------------------------------------------------------------
                Preliminary Structural and Collateral Term Sheet
--------------------------------------------------------------------------------


               $121,562,500 (approximate) of Senior Certificates
                 GE Capital Mortgage Services, Inc., Depositor
               GE Capital Mortgage Services, Inc., Series 2000-8



Features of the Transaction
---------------------------

o Offering consists of $121,562,500 of senior securities with a Certificate Interest Rate of 7.50% expected to be rated AAA by both S&P and Fitch

o The expected amount of credit support for the senior certificates is 2.75% in the form of subordination with a shifting interest structure and a five year prepayment lockout

o Collateral consists of single family, 10-year and 15-year, fixed-rate residential, first mortgages originated by GECMSI

o All mortgage loans with original loan-to-value ratios greater than 80% have private mortgage insurance

o   The amount of senior certificates is approximate and may vary by up to 5%


Preliminary Mortgage Pool Data (approximate)
--------------------------------------------

Total Outstanding Principal Balance:                                $125,000,000
Number of Mortgage Loans:                                                    385
Average Principal Balance of the Mortgage Loans:                        $325,000
Weighted Average Annual Mortgage Interest Rate:                     7.87 +/- .1%
Expected Servicing Fees for the Mortgage Loans:                   0.20% to 0.29%
Weighted Average Maturity:                                         175 +/- 2 mos
Weighted Average Seasoning:                                          4 +/- 2 mos
Weighted Average Original Loan-To-Value Ratio:                               70%
Owner Occupied:                                                              91%
Originated Under the Full or Alternative
Documentation Program:                                                       87%


Geographic Distribution*:                       Type of Dwelling*:
-------------------------                       ------------------

California              23%                     Single-Family        68%
Texas                    9                      PUD                  27
Florida                  6                      Condominium           4
New Jersey               5                      Two-Family            1
New York                 4                      Total               100%
Arizona                  4
Virginia                 4
Other States            47
Total                  100%

*Column totals may not add due to rounding.



Key Terms
---------

Issuer:                  GE Capital Mortgage Services, Inc. 2000-8 Trust

Underwriter:             Goldman, Sachs & Co.

Depositor/Servicer:      GE Capital Mortgage Services, Inc. ("GECMSI")

Trustee:                 State Street Bank and Trust Company

Type of Issuance:        Public

Servicer Advancing:      Yes, subject to recoverability

Compensating Interest:   Yes, to the extent of the lesser of (i) 1/12th
                         of 0.125% of the Pool Scheduled Principal Balance for such Distribution Date and (ii) aggregate monthly servicing fee for such Distribution Date

Legal Investment:        The senior certificates are SMMEA eligible at
                         settlement

Interest Accrual:        Prior calendar month

Clean Up Call:           10% of the Cut-off Date principal balance of the
                         Mortgage Loans

ERISA Eligible:          Underwriter's exemption may apply to senior
                         certificates, however prospective purchasers should consult their own counsel

Tax Treatment:           Single REMIC; senior certificates are regular interests

Structure:               Senior/Subordinate; shifting interest with a five year
                         prepayment lockout to junior certificates

Expected Subordination:  2.75%

Expected Rating
  Agencies:              Standard & Poor's ("S&P") and Fitch IBCA, Inc.
                         ("Fitch")

Minimum Denomination:    Senior certificates - $25,000

Delivery:                Senior certificates - DTC



Time Table
----------

Expected Settlement:                                               June 29, 2000
Cut-off Date:                                                       June 1, 2000
First Distribution Date:                                           July 25, 2000
Distribution Date:                                     25th or next business day




      This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.